Exhibit 99.2

QUARTERLY FINANCIAL SUPPLEMENT

Q2 2025

Publix
FOOD & PHARMACY
Kings Lake Square – Naples, FL MSA

JOHNNY WAS
COACH
CHANEL
Legacy West – Dallas / Fort Worth, TX MSA

Chapel Hill Shopping Center – Dallas / Fort Worth, TX MSA

KRG
LISTED
NYSE

© 2025 Kite Realty Group | kiterealty.com

Kite Realty Group
Quarterly Financial Supplement as of June 30, 2025
T A B L E O F C O N T E N T S

Kite Realty Group Trust | 30 South Meridian Street, Suite 1100 | Indianapolis, Indiana 46204 | 888.577.5600 | www.kiterealty.com

PRESS RELEASE
Contact Information: Kite Realty Group
Tyler Henshaw
SVP, Capital Markets & Investor Relations
317.713.7780
thenshaw@kiterealty.com
Kite Realty Group Reports Second Quarter 2025 Operating Results
Indianapolis, Indiana, July 30, 2025 – Kite Realty Group (NYSE: KRG), a premier owner and operator of high-quality, open-air grocery-anchored centers and vibrant mixed-use assets, reported today its operating results for the second quarter ended June 30, 2025. For the quarters ended June 30, 2025 and 2024, net income attributable to common shareholders was $110.3 million, or $0.50 per diluted share, compared to a net loss of $48.6 million, or $0.22 per diluted share, respectively. For the six months ended June 30, 2025 and 2024, net income attributable to common shareholders was $134.0 million, or $0.61 per diluted share, compared to a net loss of $34.5 million, or $0.16 per diluted share, respectively.
Company raises 2025 guidance
Leased approximately 1.2 million square feet at 17.0% comparable blended cash leasing spreads
Formed a second Joint Venture (“JV”) with GIC by contributing three seed assets, generating gross proceeds of $112.1 million
Sold Fullerton Metrocenter (Los Angeles MSA) for gross proceeds of $118.5 million
Issued $300 million of 5.20% senior unsecured notes due August 2032
“The KRG team delivered another outstanding quarter, driven by strong operational performance, excellent execution on the transactional front, and an opportunistic bond issuance,” said John A. Kite, Chairman and Chief Executive Officer. “Due to persistent and deep tenant demand across our centers, we are securing higher starting rents, improved embedded escalators, better-capitalized retailers, and a far more vibrant merchandising mix. Our disciplined sources-and-uses approach enabled us to buy a majority stake in Legacy West, monetize minority interests in three larger-format assets, and sell additional non-core assets in an earnings-accretive, value-enhancing manner.”
Second Quarter 2025 Financial and Operational Results
▪Generated NAREIT FFO of the Operating Partnership of $114.0 million, or $0.51 per diluted share.
▪Generated Core FFO of the Operating Partnership of $113.2 million, or $0.50 per diluted share.
▪Same Property Net Operating Income (NOI) increased by 3.3%.
▪Executed 170 new and renewal leases representing approximately 1.2 million square feet.
▪Blended cash leasing spreads of 17.0% on 133 comparable leases, including 31.3% on 38 comparable new leases, 19.7% on 52 comparable non-option renewals, and 8.2% on 43 comparable option renewals.
▪Cash leasing spreads of 25.5% on a blended basis for comparable new and non-option renewal leases.
▪Executed 11 new anchor leases representing approximately 207,000 square feet at comparable cash leasing spreads of 36.6%.
▪Operating retail portfolio annualized base rent (ABR) per square foot of $22.02 at June 30, 2025, a 5.4% increase year-over-year.
▪Retail portfolio leased percentage of 93.3% at June 30, 2025, a 150-basis point decrease year-over-year, primarily driven by recent anchor bankruptcies.

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▪Small shop leased percentage of 91.6% at June 30, 2025, an 80-basis point increase year-over-year.
▪Portfolio leased-to-occupied spread at period end of 290 basis points, which represents $31.6 million of signed-not-open NOI.
Second Quarter 2025 Capital Allocation Activity
▪As previously announced, entered into a JV with GIC with the purpose of co-investing in high-quality, open-air retail and mixed-use assets. The JV completed the acquisition of Legacy West (Dallas/Fort Worth MSA), an iconic mixed-use destination, for $785 million ($408 million at KRG’s share). As part of the acquisition, the JV assumed a $304 million mortgage ($158 million at KRG’s share) at a 3.8% coupon. The Company is the operating member of the JV, and under the terms of the arrangement, owns a 52.0% interest.
▪Entered into a second JV with GIC by contributing three larger-format shopping centers in Texas and Florida. The three seed assets total approximately 921,000 square feet of owned GLA and include The Landing at Tradition (Port St. Lucie MSA), Denton Crossing (Dallas/Fort Worth MSA), and Parkway Towne Crossing (Dallas/Fort Worth MSA). The Company’s contribution to the JV generated gross proceeds of approximately $112.1 million while maintaining a 52.0% ownership interest. The Company is the operating member of the JV and will earn market-rate management fees.
▪As previously announced, sold Stoney Creek Commons (Indianapolis MSA), an 84,094 square foot center, for $9.5 million.
▪Sold Fullerton Metrocenter (Los Angeles MSA), a 241,027 square foot center, for $118.5 million.
▪Subsequent to quarter end, sold Humblewood Shopping Center (Houston MSA), an 85,682 square foot center, for $18.3 million.
Second Quarter 2025 Balance Sheet Overview
▪As of June 30, 2025, the Company’s net debt to Adjusted EBITDA was 5.1x.
▪Issued $300 million of senior unsecured notes due August 15, 2032 at a fixed interest rate of 5.20%. The Company used the proceeds to repay borrowings on its revolving credit facility and its $150 million unsecured term loan that was scheduled to mature on July 17, 2026 with no prepayment penalties. The Company expects the remaining proceeds will be used to repay its $80 million senior unsecured notes that mature on September 10, 2025.
▪Subsequent to quarter end, the Company closed on pricing amendments with respect to the Company’s senior unsecured credit facilities that eliminate the SOFR credit spread adjustment applicable to such facilities. As a result, the interest rate is reduced by 10 basis points on each of the Company’s $1.1 billion unsecured revolving credit facility, $250 million unsecured term loan maturing on October 24, 2028, and $300 million unsecured term loan maturing on July 29, 2029 (the “2029 Term Loan”). In addition, the pricing amendment also reduces the interest rate margin applicable to the 2029 Term Loan, which at the Company’s current credit rating level results in an additional 30-basis point interest rate reduction for such loan.
Dividend
On July 28, 2025, the Company’s Board of Trustees declared a third quarter 2025 dividend of $0.27 per common share, which represents a 3.8% year-over-year increase. The third quarter dividend will be paid on or about October 16, 2025, to shareholders of record as of October 9, 2025.
2025 Earnings Guidance
The Company expects to generate net income attributable to common shareholders of $0.75 to $0.79 per diluted share in 2025. The Company is raising its 2025 NAREIT FFO guidance range to $2.06 to $2.10 per diluted share from $2.04 to $2.10 per diluted share, and its Core FFO guidance range to $2.02 to $2.06 per diluted share from $2.00 to $2.06 per diluted share, based, in part, on the following assumptions:
▪2025 Same Property NOI range of 1.50% to 2.50%.
▪Full-year credit disruption of 1.85% of total revenues at the midpoint, inclusive of a 0.95% general bad debt reserve and a 0.90% impact from anchor bankruptcies.
▪Interest expense, net of interest income, excluding unconsolidated joint ventures, of $124.75 million at the midpoint.

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The following table reconciles the Company’s 2025 net income guidance range to the Company’s 2025 NAREIT and Core FFO guidance ranges:

	Low	High

Net income	$0.75	$0.79
Realized gain on sales of operating properties, net	(0.46)	(0.46)
Depreciation and amortization	1.77	1.77
NAREIT FFO	$2.06	$2.10
Non-cash items	(0.04)	(0.04)
Core FFO	$2.02	$2.06
Earnings Conference Call
Kite Realty Group will conduct a conference call to discuss its financial results on Thursday, July 31, 2025, at 11:00 a.m. Eastern Time. A live webcast of the conference call will be available on KRG’s website at www.kiterealty.com or at the following link: KRG Second Quarter 2025 Webcast. The dial-in registration link is: KRG Second Quarter 2025 Teleconference Registration. In addition, a webcast replay link will be available on KRG’s website.
About Kite Realty Group
Kite Realty Group (NYSE: KRG), a real estate investment trust (REIT), is a premier owner and operator of open-air shopping centers and mixed-use assets. The Company’s primarily grocery-anchored portfolio is located in high-growth Sun Belt and select strategic gateway markets. The combination of necessity-based grocery-anchored neighborhood and community centers, along with vibrant mixed-use assets, makes the KRG portfolio an ideal platform for both retailers and consumers. Publicly listed since 2004, KRG has over 60 years of experience in developing, constructing and operating real estate. Using operational, investment, development, and redevelopment expertise, KRG continuously optimizes its portfolio to maximize value and return to shareholders. As of June 30, 2025, the Company owned interests in 181 U.S. open-air shopping centers and mixed-use assets, comprising approximately 29.8 million square feet of gross leasable space. For more information, please visit kiterealty.com.
Connect with KRG: LinkedIn | X | Instagram | Facebook
Safe Harbor
This release, together with other statements and information publicly disseminated by us, contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Such statements are based on assumptions and expectations that may not be realized and are inherently subject to risks, uncertainties and other factors, many of which cannot be predicted with accuracy and some of which might not even be anticipated. Future events and actual results, performance, transactions or achievements, financial or otherwise, may differ materially from the results, performance, transactions or achievements, financial or otherwise, expressed or implied by the forward-looking statements.
Risks, uncertainties and other factors that might cause such differences, some of which could be material, include but are not limited to: economic, business, banking, real estate and other market conditions, particularly in connection with low or negative growth in the U.S. economy as well as economic uncertainty (including from an economic slowdown or recession, disruptions related to tariffs and other trade or sanction issues, rising interest rates, inflation, unemployment, or limited growth in consumer income or spending); financing risks, including the availability of, and costs associated with, sources of liquidity; the Company’s ability to refinance, or extend the maturity dates of, the Company’s indebtedness; the level and volatility of interest rates; the financial stability of the Company’s tenants; the competitive environment in which the Company operates, including potential oversupplies of, or a reduction in demand for, rental space; acquisition, disposition, development and joint venture risks; property ownership and management risks, including the relative illiquidity of real estate investments, and expenses, vacancies or the inability to rent space on favorable terms or at all; the Company’s ability to maintain the Company’s status as a real estate investment trust for U.S. federal income tax purposes; potential environmental and other liabilities; impairment in the value of real estate property the Company owns; the attractiveness of our properties to tenants, the actual and perceived impact of e-commerce on the value of shopping center assets, and changing demographics and customer traffic patterns; business continuity disruptions and a deterioration in our tenants’ ability to operate in affected areas or delays in the supply of products or services to us or our tenants from vendors that are needed to operate efficiently, causing costs to rise sharply and inventory to fall; risks related to our current geographical concentration of properties in the states of Texas, Florida, and North Carolina and the metropolitan statistical areas of New York, Atlanta, Seattle, Chicago, and

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Washington, D.C.; civil unrest, acts of violence, terrorism or war, acts of God, climate change, epidemics, pandemics, natural disasters and severe weather conditions, including such events that may result in underinsured or uninsured losses or other increased costs and expenses; changes in laws and government regulations, including governmental orders affecting the use of the Company’s properties or the ability of its tenants to operate, and the costs of complying with such changed laws and government regulations; possible changes in consumer behavior due to public health crises and the fear of future pandemics; our ability to satisfy environmental, social or governance standards set by various constituencies; insurance costs and coverage, especially in Florida and Texas coastal areas and North Carolina; risks associated with cyber attacks and the loss of confidential information and other business disruptions; risks associated with the use of artificial intelligence and related tools; other factors affecting the real estate industry generally; and other risks identified in reports the Company files with the Securities and Exchange Commission or in other documents that it publicly disseminates, including, in particular, the section titled “Risk Factors” in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2024, and in the Company’s quarterly reports on Form 10-Q. The Company undertakes no obligation to publicly update or revise these forward-looking statements, whether as a result of new information, future events or otherwise.
This Earnings Release also includes certain forward-looking non-GAAP information. These non-GAAP financial measures should be considered along with, but not as alternatives to, net income (loss) as a measure of our operating performance. Please see the following pages for the corresponding definitions and reconciliations of such non-GAAP financial measures.

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Kite Realty Group
Contact Information
Corporate Office
30 South Meridian Street, Suite 1100
Indianapolis, IN 46204
(888) 577-5600
(317) 577-5600
www.kiterealty.com

Investor Relations Contact	Analyst Coverage	Analyst Coverage
Tyler Henshaw	Robert W. Baird & Co.	Jefferies LLC
Senior Vice President, Capital Markets and IR	Mr. Wes Golladay	Ms. Linda Tsai
(317) 713-7780	(216) 737-7510	(212) 778-8011
thenshaw@kiterealty.com	wgolladay@rwbaird.com	ltsai@jefferies.com

Matt Hunt	Bank of America/Merrill Lynch	J.P. Morgan
Senior Director, Capital Markets and IR	Mr. Jeffrey Spector/Mr. Samir Khanal	Mr. Michael W. Mueller/Mr. Hongliang Zhang
(317) 713-7646	(646) 855-1363/(646) 855-1497	(212) 622-6689/(212) 622-6416
mhunt@kiterealty.com	jeff.spector@bofa.com/	michael.w.mueller@jpmorgan.com/
	samar.khanal@bofa.com	hongliang.zhang@jpmorgan.com

Transfer Agent	BTIG	KeyBanc Capital Markets
Broadridge Financial Solutions	Mr. Michael Gorman	Mr. Todd Thomas
Ms. Kristen Tartaglione	(212) 738-6138	(917) 368-2286
2 Journal Square, 7th Floor	mgorman@btig.com	tthomas@keybanccm.com
Jersey City, NJ 07306
(201) 714-8094	Citigroup Global Markets	Piper Sandler
	Mr. Craig Mailman	Mr. Alexander Goldfarb
	(212) 816-4471	(212) 466-7937
	craig.mailman@citi.com	alexander.goldfarb@psc.com
Stock Specialist
GTS	Compass Point Research & Trading, LLC	Raymond James
545 Madison Avenue, 15th Floor	Mr. Ken Billingsley	Mr. RJ Milligan
New York, NY 10022	(202) 534-1393	(727) 567-2585
(212) 715-2830	kbillingsley@compasspointllc.com	rjmilligan@raymondjames.com

	Green Street	Wells Fargo
	Ms. Paulina Rojas Schmidt	Mr. James Feldman
	(949) 640-8780	(212) 215-5328
	projasschmidt@greenstreet.com	james.feldman@wellsfargo.com

UBS
Mr. Michael Goldsmith
(212) 713-2951
michael.goldsmith@ubs.com

2nd Quarter 2025 Supplemental Financial and Operating Statistics	1

Kite Realty Group
Results Overview
(dollars in thousands, except per share and per square foot amounts)

	Three Months Ended June 30,		Six Months Ended June 30,
Summary Financial Results	2025	2024	2025	2024

Total revenue (page 4)	$213,395	$212,434	$435,157	$419,873
Net income (loss) attributable to common shareholders (page 4)	$110,318	$(48,638)	$134,048	$(34,482)
Net income (loss) per diluted share (page 4)	$0.50	$(0.22)	$0.61	$(0.16)
Net operating income (NOI) (page 6)	$157,010	$153,925	$320,760	$306,434
Adjusted EBITDA (page 6)	$144,473	$144,411	$296,390	$284,451
NAREIT Funds From Operations (FFO) (page 7)	$113,965	$117,487	$236,745	$230,327
NAREIT FFO per diluted share (page 7)	$0.51	$0.53	$1.05	$1.03
Core FFO (page 7)	$113,160	$111,605	$231,224	$218,948
Core FFO per diluted share (page 7)	$0.50	$0.50	$1.03	$0.98
Dividend payout ratio (as % of NAREIT FFO)	53%	47%	51%	49%

	Three Months Ended
Summary Operating and Financial Ratios	June 30, 2025		March 31, 2025		December 31, 2024		September 30, 2024		June 30, 2024

NOI margin (page 6)	74.0%		74.2%		74.6%		74.5%		73.8%
NOI margin – retail (page 6)	74.4%		74.7%		75.1%		75.2%		74.3%
Same Property NOI performance (page 5)	3.3%		3.1%		4.8%		3.0%		1.8%
Total property NOI performance (page 5)	2.0%		7.4%		4.9%		1.2%		0.1%
Net debt to Adjusted EBITDA, current quarter (page 9)	5.1x		4.7x		4.7x		4.9x		4.8x
Recovery ratio of retail operating properties (page 6)	92.0%		91.4%		92.1%		91.2%		91.6%
Recovery ratio of consolidated portfolio (page 6)	87.8%		86.5%		87.4%		86.6%		87.8%

Outstanding Classes of Stock
Common shares and units outstanding (page 18)	224,707,781		224,661,888		223,859,664		223,626,166		223,361,957

Summary Portfolio Statistics
Number of properties
Operating retail/mixed-use(1)	179		180		179		179		178
Standalone office(2)	2		2		2		1		1
Development and redevelopment projects (page 13)	1		1		2		3		2
Owned retail operating gross leasable area (GLA)(3)	27.8	M	27.8	M	27.7	M	27.7	M	27.6	M
Owned office GLA	2.0	M	1.5	M	1.5	M	1.4	M	1.4	M
Number of multifamily units(4)	2,187		1,405		1,405		1,405		1,405
Percent leased – total	92.7%		93.0%		94.2%		94.6%		94.3%
Percent leased – retail	93.3%		93.8%		95.0%		95.0%		94.8%
Anchor (≥ 10,000 sq. ft.)	94.2%		95.1%		97.1%		97.0%		96.8%
Small shop (< 10,000 sq. ft.)	91.6%		91.3%		91.2%		91.2%		90.8%

Retail annualized base rent (ABR) per square foot	$22.02		$21.49		$21.15		$21.01		$20.90

Total new and renewal lease GLA (page 16)	1,214,631		843,829		1,214,390		1,651,986		1,153,766
New lease cash rent spread (page 16)	31.3%		15.6%		23.6%		24.9%		34.8%
Non-option renewal lease cash rent spread (page 16)	19.7%		20.1%		14.4%		11.9%		14.3%
Option renewal lease cash rent spread (page 16)	8.2%		7.0%		6.8%		7.7%		6.0%
Total new and renewal lease cash rent spread (page 16)	17.0%		13.7%		12.5%		11.1%		15.6%

2025 Guidance	Current (as of 7/30/25)	Previous (as of 4/29/25)	Original (as of 2/11/25)

NAREIT FFO per diluted share	$2.06 to $2.10	$2.04 to $2.10	$2.02 to $2.08
Core FFO per diluted share	$2.02 to $2.06	$2.00 to $2.06	$1.98 to $2.04
(1)Operating retail/mixed-use properties consist of retail and office components at consolidated and unconsolidated properties and exclude two properties classified as held for sale as of June 30, 2025.
(2)Standalone office properties include the Company’s headquarters at 30 South Meridian and the Carillon medical office building.
(3)Owned GLA represents gross leasable area owned by the Company and excludes the square footage of non-retail property components and development and redevelopment projects.
(4)Represents the number of multifamily units that the Company has an economic interest in.

2nd Quarter 2025 Supplemental Financial and Operating Statistics	2

Kite Realty Group
Consolidated Balance Sheets
(dollars in thousands)
(unaudited)

	June 30, 2025	December 31, 2024
Assets:
Investment properties, at cost	$7,423,024	$7,634,191
Less: accumulated depreciation	(1,661,279)	(1,587,661)
Net investment properties	5,761,745	6,046,530

Cash and cash equivalents	182,044	128,056
Tenant and other receivables, including accrued straight-line rent of $69,042 and $67,377, respectively	125,289	125,768
Restricted cash and escrow deposits	5,566	5,271
Deferred costs, net	208,683	238,213
Short-term deposits	—	350,000
Prepaid and other assets	96,278	104,627
Investments in unconsolidated subsidiaries	390,827	19,511
Assets associated with investment properties held for sale	87,908	73,791
Total assets	$6,858,340	$7,091,767

Liabilities and Equity:
Liabilities:
Mortgage and other indebtedness, net	$3,022,496	$3,226,930
Accounts payable and accrued expenses	180,564	202,651
Deferred revenue and other liabilities	227,807	246,100
Liabilities associated with investment properties held for sale	4,949	4,009
Total liabilities	3,435,816	3,679,690

Commitments and contingencies
Limited Partners’ interests in the Operating Partnership	102,891	98,074

Equity:
Common shares, $0.01 par value, 490,000,000 shares authorized, 219,858,193 and 219,667,067 shares issued and outstanding at June 30, 2025 and December 31, 2024, respectively	2,198	2,197
Additional paid-in capital	4,867,036	4,868,554
Accumulated other comprehensive income	28,397	36,612
Accumulated deficit	(1,579,915)	(1,595,253)
Total shareholders’ equity	3,317,716	3,312,110
Noncontrolling interests	1,917	1,893
Total equity	3,319,633	3,314,003
Total liabilities and equity	$6,858,340	$7,091,767

2nd Quarter 2025 Supplemental Financial and Operating Statistics	3

Kite Realty Group
Consolidated Statements of Operations
(dollars in thousands, except per share amounts)
(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2025	2024	2025	2024
Revenue:
Rental income	$211,182	$205,836	$430,354	$411,649
Other property-related revenue	1,360	3,146	3,525	4,457
Fee income	853	3,452	1,278	3,767
Total revenue	213,395	212,434	435,157	419,873

Expenses:
Property operating	28,881	28,564	58,707	56,645
Real estate taxes	26,651	26,493	54,412	53,027
General, administrative and other	13,390	12,966	25,648	25,750
Depreciation and amortization	97,887	99,291	196,118	199,670
Impairment charges	—	66,201	—	66,201
Total expenses	166,809	233,515	334,885	401,293

Other (expense) income:
Interest expense	(34,052)	(30,981)	(67,006)	(61,345)
Income tax expense of taxable REIT subsidiaries	(199)	(132)	(209)	(290)
Gain (loss) on sales of operating properties, net	103,022	(1,230)	103,113	(1,466)
Equity in loss of unconsolidated subsidiaries	(3,238)	(174)	(3,845)	(594)
Gain on sale of unconsolidated property, net	—	—	—	2,325
Other income, net	480	4,295	4,538	7,923
Net income (loss)	112,599	(49,303)	136,863	(34,867)
Net (income) loss attributable to noncontrolling interests	(2,281)	665	(2,815)	385
Net income (loss) attributable to common shareholders	$110,318	$(48,638)	$134,048	$(34,482)

Net income (loss) per common share – basic and diluted	$0.50	$(0.22)	$0.61	$(0.16)

Weighted average common shares outstanding – basic	219,835,322	219,622,059	219,775,829	219,561,586
Weighted average common shares outstanding – diluted	219,949,868	219,622,059	219,888,939	219,561,586

2nd Quarter 2025 Supplemental Financial and Operating Statistics	4

Kite Realty Group
Same Property Net Operating Income (“NOI”)
(dollars in thousands)
(unaudited)

	Three Months Ended June 30,			Six Months Ended June 30,
	2025	2024	Change	2025	2024	Change

Number of properties in Same Property Pool for the period(1)	175	175		175	175

Leased percentage at period end	93.2%	94.8%	93.2%	94.8%
Economic occupancy percentage at period end	90.3%	91.6%	90.3%	91.6%
Economic occupancy percentage(2)	90.4%	91.3%	91.1%	91.2%

Minimum rent	$150,706	$147,190		$301,765	$293,361
Tenant recoveries	41,704	40,364		84,876	81,361
Bad debt reserve	(1,521)	(1,562)		(3,469)	(2,072)
Other income, net	2,488	2,169		4,685	4,766
Total revenue	193,377	188,161		387,857	377,416

Property operating	(24,195)	(24,001)		(49,626)	(49,028)
Real estate taxes	(25,078)	(24,648)		(50,328)	(49,350)
Total expenses	(49,273)	(48,649)		(99,954)	(98,378)

Same Property NOI(3)	$144,104	$139,512	3.3%	$287,903	$279,038	3.2%

Reconciliation of Same Property NOI to most directly comparable GAAP measure:
Net operating income – same properties	$144,104	$139,512		$287,903	$279,038
Net operating income – non-same activity(4)	12,906	14,413		32,857	27,396
Total property NOI	157,010	153,925	2.0%	320,760	306,434	4.7%
Other (expense) income, net	(2,104)	7,441		1,762	10,806
General, administrative and other	(13,390)	(12,966)		(25,648)	(25,750)
Impairment charges	—	(66,201)		—	(66,201)
Depreciation and amortization	(97,887)	(99,291)		(196,118)	(199,670)
Interest expense	(34,052)	(30,981)		(67,006)	(61,345)
Gain (loss) on sales of operating properties, net	103,022	(1,230)		103,113	(1,466)
Gain on sale of unconsolidated property, net	—	—		—	2,325
Net (income) loss attributable to noncontrolling interests	(2,281)	665		(2,815)	385
Net income (loss) attributable to common shareholders	$110,318	$(48,638)		$134,048	$(34,482)
(1)Same Property NOI excludes the following:
▪properties acquired or placed in service during 2024 and 2025;
▪The Corner – IN, which was reclassified from active development into our operating portfolio in March 2025;
▪our active development project at One Loudoun Expansion noted on page 13;
▪Hamilton Crossing Centre and Edwards Multiplex – Ontario, which were reclassified from our operating portfolio into redevelopment in June 2014 and March 2023, respectively;
▪properties sold or classified as held for sale during 2024 and 2025; and
▪standalone office properties, including the Carillon medical office building, which was reclassified from active redevelopment into our office portfolio in December 2024.
(2)Excludes leases that are signed but for which tenants have not yet commenced the payment of cash rent. Calculated as a weighted average based on the timing of cash rent commencement and expiration during the period.
(3)Same Property NOI for all periods presented includes 52% of the NOI from the three previously wholly owned properties that were contributed to the newly formed joint venture with GIC in June 2025.
(4)Includes non-cash activity across the portfolio as well as NOI from properties not included in the Same Property Pool, including properties sold during both periods.

2nd Quarter 2025 Supplemental Financial and Operating Statistics	5

Kite Realty Group
Net Operating Income and Adjusted EBITDA by Quarter
(dollars in thousands)
(unaudited)

	Three Months Ended
	June 30, 2025	March 31, 2025	December 31, 2024	September 30, 2024	June 30, 2024
Revenue:
Minimum rent	$149,092	$150,150	$149,331	$145,971	$144,617
Minimum rent – ground leases	10,450	10,644	10,750	10,758	10,492
Lease termination income	2,725	7,390	152	800	832
Straight-line rent	2,129	2,266	1,592	2,902	3,278
Non-cash market rent	1,569	3,538	3,158	2,264	2,389
Tenant reimbursements	45,103	46,213	44,058	42,453	44,422
Bad debt reserve	(1,625)	(2,076)	(1,755)	(1,468)	(1,544)
Other property-related revenue(1)	870	1,640	3,843	1,402	2,701
Overage rent	1,738	1,048	2,680	1,253	1,350
Total revenue	212,051	220,813	213,809	206,335	208,537

Expenses:
Property operating – recoverable(2)	24,849	25,798	24,913	23,961	24,257
Property operating – non-recoverable(2)	3,700	3,661	3,972	3,469	4,005
Real estate taxes	26,492	27,604	25,495	25,083	26,350
Total expenses	55,041	57,063	54,380	52,513	54,612

NOI	157,010	163,750	159,429	153,822	153,925

Other (expense) income:
General, administrative and other	(13,390)	(12,258)	(13,549)	(13,259)	(12,966)
Fee income	853	425	441	455	3,452
Total other (expense) income	(12,537)	(11,833)	(13,108)	(12,804)	(9,514)

Adjusted EBITDA	144,473	151,917	146,321	141,018	144,411

Impairment charges	—	—	—	—	(66,201)
Depreciation and amortization	(97,887)	(98,231)	(97,009)	(96,656)	(99,291)
Interest expense	(34,052)	(32,954)	(32,706)	(31,640)	(30,981)
Equity in (loss) earnings of unconsolidated subsidiaries	(3,238)	(607)	43	(607)	(174)
Income tax (expense) benefit of taxable REIT subsidiaries	(199)	(10)	186	(35)	(132)
Loss on extinguishment of debt	—	—	(180)	—	—
Interest income	493	4,049	5,453	4,333	4,364
Other (expense) income, net	(13)	9	122	38	(69)
Gain (loss) on sales of operating properties, net	103,022	91	—	602	(1,230)
Net income (loss)	112,599	24,264	22,230	17,053	(49,303)
Net (income) loss attributable to noncontrolling interests	(2,281)	(534)	(406)	(324)	665
Net income (loss) attributable to common shareholders	$110,318	$23,730	$21,824	$16,729	$(48,638)

NOI/Revenue – Retail properties	74.4%	74.7%	75.1%	75.2%	74.3%
NOI/Revenue	74.0%	74.2%	74.6%	74.5%	73.8%
Recovery Ratios(3)
– Retail properties	92.0%	91.4%	92.1%	91.2%	91.6%
– Consolidated	87.8%	86.5%	87.4%	86.6%	87.8%
(1)Other property-related revenue also includes the net operating results of Eddy Street Parking Garage and Union Station Parking Garage.
(2)Recoverable expenses include recurring G&A expense of $4.0 million allocable to the property operations in the three months ended June 30, 2025, a portion of which is recoverable. Non-recoverable expenses primarily include ground rent, professional fees, and marketing costs.
(3)“Recovery Ratios” are computed by dividing tenant reimbursements by the sum of recoverable property operating expense and real estate tax expense.

2nd Quarter 2025 Supplemental Financial and Operating Statistics	6

Kite Realty Group
NAREIT Funds From Operations (“FFO”)(1)
(dollars in thousands, except per share amounts)
(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2025	2024	2025	2024

Net income (loss)	$112,599	$(49,303)	$136,863	$(34,867)
Less: net income attributable to noncontrolling interests in properties	(81)	(74)	(151)	(141)
Less/add: (gain) loss on sales of operating properties, net	(103,022)	1,230	(103,113)	1,466
Less: gain on sale of unconsolidated property, net	—	—	—	(2,325)
Add: impairment charges	—	66,201	—	66,201
Add: depreciation and amortization of consolidated and unconsolidated entities, net of noncontrolling interests	104,469	99,433	203,146	199,993
NAREIT FFO of the Operating Partnership(1)	113,965	117,487	236,745	230,327
Less: Limited Partners’ interests in FFO	(2,466)	(1,946)	(4,929)	(3,768)
FFO attributable to common shareholders(1)	$111,499	$115,541	$231,816	$226,559
FFO, as defined by NAREIT, per share of the Operating Partnership – basic	$0.51	$0.53	$1.05	$1.03
FFO, as defined by NAREIT, per share of the Operating Partnership – diluted	$0.51	$0.53	$1.05	$1.03

Weighted average common shares outstanding – basic	219,835,322	219,622,059	219,775,829	219,561,586
Weighted average common shares outstanding – diluted	219,949,868	220,013,860	219,888,939	219,957,009

Weighted average common shares and units outstanding – basic	224,684,910	223,329,063	224,451,187	223,219,523
Weighted average common shares and units outstanding – diluted	224,799,456	223,720,864	224,564,297	223,614,946

Reconciliation of NAREIT FFO to Core FFO(2)
NAREIT FFO of the Operating Partnership(1)	$113,965	$117,487	$236,745	$230,327
Add:
Amortization of deferred financing costs	1,751	987	3,395	1,916
Non-cash compensation expense and other	3,048	2,906	5,564	5,628
Less:
Straight-line rent – minimum rent and common area maintenance	2,835	3,651	5,413	6,776
Market rent amortization income	1,879	2,390	5,421	4,657
Amortization of debt discounts, premiums and hedge instruments	890	3,734	3,646	7,490
Core FFO of the Operating Partnership	$113,160	$111,605	$231,224	$218,948
Core FFO per share of the Operating Partnership – diluted	$0.50	$0.50	$1.03	$0.98

Reconciliation of Core FFO to Adjusted Funds From Operations (“AFFO”)(2)
Core FFO of the Operating Partnership	$113,160	$111,605	$231,224	$218,948
Less:
Maintenance capital expenditures	9,195	6,927	15,493	12,665
Tenant-related capital expenditures(3)	22,273	25,226	53,595	43,644
Total Recurring AFFO of the Operating Partnership	$81,692	$79,452	$162,136	$162,639
(1)“NAREIT FFO of the Operating Partnership” measures 100% of the operating performance of the Operating Partnership’s real estate properties. “FFO attributable to common shareholders” reflects a reduction for the redeemable noncontrolling weighted average diluted interest in the Operating Partnership.
(2)Includes the Company’s pro rata share from unconsolidated joint ventures.
(3)Excludes landlord work, tenant improvements and leasing commissions related to development and redevelopment projects.

2nd Quarter 2025 Supplemental Financial and Operating Statistics	7

Kite Realty Group
Joint Venture Summary as of June 30, 2025
(dollars in thousands)

Consolidated Investments
Investments	Total Debt	Partner Economic Ownership Interest(1)	Partner Share of Debt	Partner Share of Annual EBITDA

Delray Marketplace	$13,400	2%	$268	$—
One Loudoun – Pads G&H Residential	95,095	10%	9,509	838
Total	$108,495		$9,777	$838
(1)Economic ownership % represents the partner’s share of cash flow.

Unconsolidated Investments
Investments	Total GLA	Multifamily Units	Economic Ownership Interest

Nuveen Portfolio	416,011	—	20%
Embassy Suites at Eddy Street Commons	—	—	35%
Glendale Center Apartments	—	—	11.5%
The Corner – IN	23,852	285	50%
Legacy West	785,564	782	52%
GIC Portfolio	921,280	—	52%
Total	2,146,707	1,067

Total Unconsolidated Investments
Investment as of June 30, 2025	$390,827

Three Months Ended June 30, 2025

EBITDA	$5,689
Depreciation and amortization	(6,932)
Interest expense	(2,185)
Other income, net	190
KRG share of net loss	$(3,238)

2nd Quarter 2025 Supplemental Financial and Operating Statistics	8

Kite Realty Group
Key Debt Metrics as of June 30, 2025
(dollars in thousands)

	June 30, 2025	Debt Covenant Threshold(1)
Senior Unsecured Notes Covenants

Total debt to undepreciated assets	39%	<60%

Secured debt to undepreciated assets	4%	<40%

Undepreciated unencumbered assets to unsecured debt	266%	>150%

Debt service coverage	4.5x	>1.5x

Unsecured Credit Facility Covenants

Maximum leverage	34%	<60%

Minimum fixed charge coverage	4.2x	>1.5x

Secured indebtedness	3.8%	<45%

Unsecured debt interest coverage	4.1x	>1.75x

Unsecured leverage	33%	<60%

Senior Unsecured Debt Ratings

Fitch Ratings	BBB/Positive
Moody's Investors Service	Baa2/Stable
Standard & Poor's Rating Services	BBB/Stable

Liquidity

Cash and cash equivalents	$182,044
Availability under unsecured credit facility	1,095,500
	$1,277,544

Unencumbered Consolidated NOI as a % of Total Consolidated NOI	95%

(1)For a complete listing of all debt covenants related to the Company’s Senior Unsecured Notes and Unsecured Credit Facility, as well as definitions of the terms, refer to the Company’s filings with the SEC.

Net Debt to Adjusted EBITDA
Mortgage and other indebtedness, net		$3,022,496
Add: Company share of unconsolidated joint venture debt		190,841
Add: debt discounts, premiums and issuance costs, net		3,082
Less: Partner share of consolidated joint venture debt		(9,777)
Company's consolidated debt and share of unconsolidated debt		3,206,642
Less: cash, cash equivalents and restricted cash		(201,796)
Company share of Net Debt		$3,004,846

Q2 2025 Adjusted EBITDA, Annualized:
– Consolidated Adjusted EBITDA	$577,892
– Unconsolidated Adjusted EBITDA	22,756
– Minority interest Adjusted EBITDA(2)	(838)
– Pro forma adjustments(3)	(9,120)	590,690
Ratio of Company share of Net Debt to Adjusted EBITDA		5.1x
(2)See page 8 for details.
(3)Pro forma adjustments relate to current quarter GAAP operating income, annualized, for the sale of Fullerton Metrocenter and the sale of a 48% interest in three previously wholly owned properties that were contributed to the newly formed joint venture with GIC in June 2025, as well as the Legacy West Joint Venture’s acquisition of Legacy West in April 2025, both of which joint ventures the Company owns a 52% noncontrolling interest.

2nd Quarter 2025 Supplemental Financial and Operating Statistics	9

Kite Realty Group
Summary of Outstanding Debt as of June 30, 2025
(dollars in thousands)

Total Outstanding Debt	Amount Outstanding	Ratio	Weighted Average Interest Rate	Weighted Average Years to Maturity

Fixed rate debt(1)	$2,857,178	89%	4.28%	4.9
Variable rate debt(2)	168,400	5%	7.63%	1.2
Debt discounts, premiums and issuance costs, net	(3,082)	N/A	N/A	N/A
Total consolidated debt	3,022,496	94%	4.46%	4.7
KRG share of unconsolidated debt	190,841	6%	4.38%	4.7
Total	$3,213,337	100%	4.46%	4.7

Schedule of Maturities by Year
	Secured Debt
	Scheduled Principal Payments	Term Maturities	Unsecured Debt		Total Consolidated Debt	Total Unconsolidated Debt	Total Debt Outstanding

2025	$2,641	$—	$80,000		$82,641	$—	$82,641
2026	4,581	—	400,000		404,581	—	404,581
2027	3,120	10,600	250,000		263,720	—	263,720
2028	3,757	—	350,000	(3)	353,757	10,378	364,135
2029	4,324	—	400,000		404,324	34,197	438,521
2030 and beyond	23,767	92,788	1,400,000		1,516,555	158,080	1,674,635
Debt discounts, premiums and issuance costs, net	—	843	(3,925)		(3,082)	(11,814)	(14,896)
Total	$42,190	$104,231	$2,876,075		$3,022,496	$190,841	$3,213,337
(1)Fixed rate debt includes the portion of variable rate debt that has been hedged by interest rate swaps. As of June 30, 2025, $700.0 million in variable rate debt is hedged to a fixed rate for a weighted average of 0.4 years.
(2)Variable rate debt includes the portion of fixed rate debt that has been hedged by interest rate swaps. As of June 30, 2025, $155.0 million in fixed rate debt is hedged to a floating rate for a weighted average of 0.2 years.
(3)Assumes the Company exercises its option to extend the maturity date of the $250.0 million unsecured term loan by one year to 2028.

Debt Maturity Profile as of June 30, 2025
$800M
$700M
$600M
$500M
$400M
$300M
$200M
$100M
$0M
$80.0
$400.0
$250.0
$34.7
$250.0
$100.0
$10.4
$300.0
$100.0
$34.2
$400.0
$158.1
$5.2
$350.0
$7.4
$300.0
$3.1
$95.1
$350.0
2025
2026
2027
2028
2029
2030
2031
2032
2033
2034+
Line of Credit
Mortgage Debt
Unconsolidated
Unsecured Debt
Unsecured Term Loans

2nd Quarter 2025 Supplemental Financial and Operating Statistics	10

Kite Realty Group
Maturity Schedule of Outstanding Debt as of June 30, 2025
(dollars in thousands)

Description	Contractual Interest Rate(1)	Swapped Interest Rate(1)	Maturity Date	Balance as of June 30, 2025	% of Total Outstanding

Senior Unsecured Notes	4.47%	SOFR + 3.65%	9/10/2025	$80,000
2025 Debt Maturities	4.47%	7.68%		80,000	3%

Senior Unsecured Notes	4.08%	4.08%	9/30/2026	100,000
Senior Unsecured Notes	4.00%	4.00%	10/1/2026	300,000
2026 Debt Maturities	4.02%	4.02%		400,000	12%

Senior Unsecured Exchangeable Notes	0.75%	0.75%	4/1/2027	175,000
Northgate North	4.50%	4.50%	6/1/2027	21,329
Delray Marketplace(2)	SOFR + 2.15%	SOFR + 2.15%	8/4/2027	13,400
Senior Unsecured Notes	4.57%	SOFR + 3.75%	9/10/2027	75,000
2027 Debt Maturities	2.31%	3.15%		284,729	9%

Unsecured Term Loan(3)	SOFR + 0.95%	3.94%	10/24/2028	250,000
Senior Unsecured Notes	4.24%	4.24%	12/28/2028	100,000
2028 Debt Maturities	5.07%	4.03%		350,000	11%

Senior Unsecured Notes	4.82%	4.82%	6/28/2029	100,000
Unsecured Term Loan	SOFR + 1.25%	3.72%	7/29/2029	300,000
Unsecured Credit Facility(4)	SOFR + 1.15%	SOFR + 1.15%	10/3/2029	—
2029 Debt Maturities	5.48%	3.99%		400,000	12%

Rampart Commons	5.73%	5.73%	6/10/2030	5,231
Senior Unsecured Notes	4.75%	4.75%	9/15/2030	400,000
The Shoppes at Union Hill	3.75%	3.75%	6/1/2031	7,387
Senior Unsecured Notes	4.95%	4.95%	12/15/2031	350,000
Nora Plaza Shops	3.80%	3.80%	2/1/2032	3,136
Senior Unsecured Notes	5.20%	5.20%	8/15/2032	300,000
One Loudoun – Pads G&H Residential	5.36%	5.36%	5/1/2033	95,095
Senior Unsecured Notes(5)	4.60%	4.60%	3/1/2034	350,000
2030 and beyond Debt Maturities	4.89%	4.89%		1,510,849	47%
Debt discounts, premiums and issuance costs, net				(3,082)
Total debt per consolidated balance sheet	4.62%	4.46%		$3,022,496	94%

KRG share of unconsolidated debt
Nuveen Portfolio	4.09%	4.09%	7/1/2028	$10,378
The Corner – IN(6)	SOFR + 2.86%	SOFR + 2.86%	11/25/2029	34,197
Legacy West	3.80%	3.80%	5/1/2030	158,080
KRG share of unconsolidated debt	4.38%	4.38%		202,655
KRG share of debt discounts and issuance costs, net				(11,814)
Total KRG share of unconsolidated debt				190,841	6%
Total consolidated and KRG share of unconsolidated debt	4.60%	4.46%		$3,213,337
As of June 30, 2025, the Company is a party to the following interest rate swaps:

Interest Rate Swaps	Swap Maturity Date	KRG Receives	KRG Pays	Aggregate Notional

Interest rate swap on Term Loan Due 7/29/2029	8/1/2025	1-month SOFR (4.32%)	2.47%	$300,000
Interest rate swap on Term Loan Due 10/24/2028	10/24/2025	1-month SOFR (4.32%)	2.99%	250,000
Interest rate swap to be assigned to Term Loan Due 7/29/2029 effective August 1, 2025	7/17/2026	1-month SOFR (4.32%)	1.68%	150,000
				$700,000

Reverse interest rate swap on Notes Due 9/10/2025	9/10/2025	4.47%	3-month SOFR + 3.65% (7.68%)	$80,000
Reverse interest rate swap on Notes Due 9/10/2027	9/10/2025	4.57%	3-month SOFR + 3.75% (7.78%)	75,000
				$155,000
(1)At June 30, 2025, daily SOFR was 4.45%, one-month SOFR was 4.32%, and three-month SOFR was 4.03%.
(2)The property is held in a joint venture. The loan is guaranteed by Kite Realty Group, LP. Assumes the Company exercises its option to extend the maturity date by one year to 2027.
(3)Assumes the Company exercises its option to extend the maturity date by one year to 2028.
(4)Assumes the Company exercises its option to extend the maturity date by one year to 2029.
(5)The interest rate reflects the impact of forward-starting interest rate swaps that fixed the underlying index on a portion of the outstanding principal prior to the issuance of the unsecured notes.
(6)The Corner – IN includes three loans with varying rates and maturity dates. As of June 30, 2025, the loans had a weighted average interest rate of 7.16% and a majority of the amount outstanding was at a floating rate. The maturity date shown is the weighted average maturity date as of June 30, 2025.

2nd Quarter 2025 Supplemental Financial and Operating Statistics	11

Kite Realty Group
Acquisitions and Dispositions
(dollars in thousands)
Acquisitions

Property Name	Acquisition Date	Metropolitan Statistical Area (“MSA”)	Grocery Anchor	Retail GLA	Office GLA	Acquisition Price – at KRG’s share

Village Commons	January 15, 2025	Miami	Publix	170,976	—	$68,400
Legacy West(1)	April 28, 2025	Dallas/Ft. Worth	N/A	342,011	443,553	408,200

			Total acquisitions	512,987	443,553	$476,600
(1)The Company entered into a joint venture (KRG 52% noncontrolling interest) with GIC, and in April 2025, the joint venture acquired Legacy West for a gross purchase price of $785.0 million, including the assumption of $304.0 million of debt with an interest rate of 3.80%. Legacy West also contains 782 multifamily units.

Property Dispositions

Property Name	Disposition Date	MSA	Grocery Anchor	GLA	Sales Price

Stoney Creek Commons	April 4, 2025	Indianapolis	N/A	84,094	$9,500
Fullerton Metrocenter	June 25, 2025	Los Angeles	Sprouts, Target	241,027	118,500
Denton Crossing(2)	June 27, 2025	Dallas/Ft. Worth	Kroger (shadow)	343,345	39,263
Parkway Towne Crossing(2)	June 27, 2025	Dallas/Ft. Worth	Target (shadow)	180,736	27,743
The Landing at Tradition(2)	June 27, 2025	Port St. Lucie, FL	The Fresh Market, Target (shadow)	397,199	45,114
Humblewood Shopping Center	July 21, 2025	Houston	N/A	85,682	18,250

			Total dispositions	1,332,083	$258,370
(2)The Company contributed this previously wholly owned property into a newly formed joint venture with GIC (the “GIC Portfolio Joint Venture”) and has retained a 52% noncontrolling interest in the property. The sales price reflects 48% of the total agreed upon value.

2nd Quarter 2025 Supplemental Financial and Operating Statistics	12

Kite Realty Group
Development and Redevelopment Projects
(dollars in thousands)

Project	MSA	KRG Ownership %	Projected Completion Date(1)	Total Owned GLA	Total Multifamily Units	Total Project Costs – at KRG's Share	KRG Equity Requirement	KRG Remaining Spend	Estimated Stabilized NOI to KRG	Estimated Remaining NOI to Come Online(2)

Active Projects

One Loudoun Expansion(3)	Washington, D.C./Baltimore	100%	Q4 2026– Q2 2027	119,000	—	$81.0M–$91.0M	$65.0M–$75.0M	$58.0M–$68.0M	$4.7M–$6.2M	$2.0M–$3.5M

Future Opportunities(4)

Project	MSA	Project Description

Hamilton Crossing Centre – Phase II	Indianapolis, IN	Addition of mixed-use (multifamily, office and retail) components adjacent to the Republic Airways headquarters.
Carillon	Washington, D.C./Baltimore	Potential of 1.2 million square feet of commercial GLA and 3,000 multifamily units for additional expansion.
One Loudoun Hotel	Washington, D.C./Baltimore	Potential for 1.7 million square feet remaining following the planned approximately 170-room hotel.
One Loudoun Residential	Washington, D.C./Baltimore	Potential for approximately 1,300 multifamily units remaining following the planned 400 additional multifamily units.
Main Street Promenade	Chicago, IL	Potential of 16,000 square feet of commercial GLA for additional expansion.
Downtown Crown	Washington, D.C./Baltimore	Potential of 42,000 square feet of commercial GLA for additional expansion.
Edwards Multiplex – Ontario	Los Angeles, CA	Potential redevelopment of existing Regal Theatre.
Glendale Town Center	Indianapolis, IN	Potential of 200 multifamily units for additional expansion.
The Shops at Legacy East	Dallas/Ft. Worth, TX	Potential of 285 multifamily units for additional expansion.
(1)Projected completion date represents the earlier of one year after completion of project construction or substantial occupancy of the property. The range for the One Loudoun Expansion represents a staggered stabilization schedule for the various buildings.
(2)Estimated remaining NOI to come online excludes in-place NOI and NOI related to tenants that have signed leases but have not yet commenced paying rent.
(3)KRG’s equity requirement is shown net of 2 over 2 land sale net proceeds of $15.9 million.
(4)These opportunities are deemed potential at this time and are subject to various contingencies, many of which could be beyond the Company’s control.

2nd Quarter 2025 Supplemental Financial and Operating Statistics	13

Kite Realty Group
Geographic Diversification – ABR by Region and State as of June 30, 2025
(dollars in thousands)

Region/State	Number of Properties(1)	Owned GLA(2)	Total Weighted ABR(3)	% of Weighted ABR(3)
South
Texas	44	8,644	$185,070	29.2%
Florida	31	3,717	71,415	11.2%
Virginia	7	1,307	37,726	5.9%
Maryland	9	1,535	34,873	5.5%
North Carolina	8	1,532	34,203	5.4%
Georgia	11	1,849	30,904	4.9%
Oklahoma	3	505	8,606	1.4%
Tennessee	3	580	8,490	1.3%
South Carolina	2	262	3,815	0.6%
Total South	118	19,931	415,102	65.4%

West
Washington	10	1,651	32,080	5.1%
Nevada	5	846	28,670	4.5%
Arizona	5	714	16,009	2.5%
Utah	2	388	8,494	1.3%
California	1	292	4,478	0.7%
Total West	23	3,891	89,731	14.1%

Midwest
Indiana	16	1,940	39,234	6.2%
Illinois	7	1,222	27,252	4.3%
Michigan	1	308	6,840	1.1%
Missouri	1	453	4,356	0.7%
Ohio	1	236	2,152	0.3%
Total Midwest	26	4,159	79,834	12.6%

Northeast
New York	7	889	27,708	4.4%
New Jersey	4	342	11,533	1.8%
Massachusetts	1	264	4,888	0.8%
Connecticut	1	206	4,075	0.6%
Pennsylvania	1	136	1,982	0.3%
Total Northeast	14	1,837	50,186	7.9%

Total(4)	181	29,818	$634,853	100.0%
(1)Number of properties represents consolidated and unconsolidated retail/mixed-use properties and standalone office properties.
(2)Owned GLA represents gross leasable area owned by the Company and excludes the square footage of development and redevelopment projects.
(3)Total weighted ABR and percent of weighted ABR includes ground lease rent and represents the Company’s share of the ABR at consolidated and unconsolidated properties.
(4)Excludes two operating retail properties classified as held for sale as of June 30, 2025.

2nd Quarter 2025 Supplemental Financial and Operating Statistics	14

Kite Realty Group
Top 25 Tenants by ABR as of June 30, 2025
(dollars in thousands, except per square foot data)
The following table includes the Company’s operating retail/mixed-use properties and standalone office properties.

							Credit Ratings
	Tenant	Primary DBA/ Number of Stores	Number of Stores(1)	Total Leased GLA(2)	ABR(3)	% of Weighted ABR(4)	S&P	Moody’s

1	The TJX Companies, Inc.	T.J. Maxx (18), Marshalls (13), HomeGoods (11), Homesense (4), Sierra (3), T.J. Maxx & HomeGoods combined (2)	51	1,469	$16,279	2.6%	A	A2

2	Ross Stores, Inc.	Ross Dress for Less (32), dd’s DISCOUNTS (1)	33	937	11,342	1.8%	BBB+	A2

3	PetSmart, Inc.		31	638	10,452	1.7%	B+	B2

4	Best Buy Co., Inc.	Best Buy (14), Pacific Sales (1)	15	593	9,002	1.4%	BBB+	A3

5	Dick’s Sporting Goods, Inc.	Dick’s Sporting Goods (12), Golf Galaxy (1)	13	625	7,977	1.3%	BBB	Baa2

6	Gap Inc.	Old Navy (25), The Gap (3), Athleta (3), Banana Republic (2)	33	448	7,899	1.2%	BB	Ba2

7	Michaels Stores, Inc.	Michaels	27	606	7,745	1.2%	B-	B3

8	Publix Super Markets, Inc.		15	720	7,724	1.2%	N/A	N/A

9	Ulta Beauty, Inc.		29	299	6,364	1.0%	N/A	N/A

10	Total Wine & More		15	355	6,093	1.0%	N/A	N/A

11	BJ’s Wholesale Club, Inc.		3	115	5,892	0.9%	BB+	N/A

12	The Kroger Co.	Kroger (6), Harris Teeter (2), QFC (1), Smith’s (1)	10	356	5,892	0.9%	BBB	Baa1

13	Lowe’s Companies, Inc.		6	—	5,838	0.9%	BBB+	Baa1

14	Five Below, Inc.		31	282	5,299	0.8%	N/A	N/A

15	Fitness International, LLC	LA Fitness (4), XSport Fitness (1)	5	206	5,098	0.8%	B	B2

16	Petco Health and Wellness Company, Inc.		19	274	5,059	0.8%	B	B3

17	Kohl’s Corporation		7	265	5,033	0.8%	BB-	B2

18	Trader Joe's		12	150	5,031	0.8%	N/A	N/A

19	Nordstrom, Inc.	Nordstrom Rack	9	272	4,750	0.8%	BB	Ba2

20	KnitWell Group	Chico’s (7), Talbots (7), LOFT (5), Soma (4), Ann Taylor (4), White House Black Market (4)	31	134	4,635	0.7%	N/A	N/A

21	The Container Store Group, Inc.		7	151	4,627	0.7%	N/A	N/A

22	Burlington Stores, Inc.		11	435	4,619	0.7%	BB+	N/A

23	Dollar Tree, Inc.		28	321	4,616	0.7%	BBB	Baa2

24	Albertsons Companies, Inc.	Safeway (3), Tom Thumb (2), Jewel-Osco (1)	6	281	4,198	0.7%	BB+	Ba1

25	Designer Brands Inc.	DSW Designer Shoe Warehouse	15	295	4,164	0.7%	N/A	N/A
	Total Top Tenants		462	10,227	$165,628	26.1%
(1)Number of stores represents stores at consolidated and unconsolidated properties.
(2)Total leased GLA excludes the square footage of structures located on land owned by the Company and ground-leased to tenants.
(3)ABR represents the monthly contractual rent for June 30, 2025, for each applicable tenant multiplied by 12 and does not include tenant reimbursements. ABR represents 100% of the ABR at consolidated properties and the Company’s share of the ABR at unconsolidated properties, including ground lease rent.
(4)Percent of weighted ABR includes ground lease rent and represents the Company’s share of the ABR at consolidated and unconsolidated properties.

2nd Quarter 2025 Supplemental Financial and Operating Statistics	15

Kite Realty Group
Retail Leasing Spreads

			Comparable Space(1)(2)
Category	Total Leases(1)	Total Sq. Ft.(1)	Leases	Sq. Ft.	Prior Rent PSF(3)	New Rent PSF(4)	Cash Rent Spread	TI, LL Work, Lease Commissions PSF(5)

New Leases – Q2 2025	64	342,658	38	219,271	$19.65	$25.80	31.3%
New Leases – Q1 2025	58	169,703	26	76,021	32.89	38.02	15.6%
New Leases – Q4 2024	48	233,043	23	97,594	25.32	31.29	23.6%
New Leases – Q3 2024	63	284,580	35	136,874	24.11	30.11	24.9%
Total	233	1,029,984	122	529,760	$23.75	$29.68	25.0%	$84.72

Non-Option Renewals – Q2 2025	63	223,294	52	159,247	$27.12	$32.47	19.7%
Non-Option Renewals – Q1 2025	91	331,781	67	232,071	23.57	28.30	20.1%
Non-Option Renewals – Q4 2024	93	447,352	69	323,610	20.67	23.65	14.4%
Non-Option Renewals – Q3 2024	81	477,515	59	236,747	23.69	26.50	11.9%
Total	328	1,479,942	247	951,675	$23.21	$26.97	16.2%	$4.31

Option Renewals – Q2 2025	43	648,679	43	648,679	$12.72	$13.76	8.2%
Option Renewals – Q1 2025	33	342,345	33	342,345	17.15	18.36	7.0%
Option Renewals – Q4 2024	29	533,995	29	533,995	13.24	14.14	6.8%
Option Renewals – Q3 2024	61	889,891	61	889,891	16.51	17.79	7.7%
Total	166	2,414,910	166	2,414,910	$14.86	$15.98	7.5%	$—

Total – Q2 2025	170	1,214,631	133	1,027,197	$16.43	$19.23	17.0%
Total – Q1 2025	182	843,829	126	650,437	21.28	24.20	13.7%
Total – Q4 2024	170	1,214,390	121	955,199	16.99	19.11	12.5%
Total – Q3 2024	205	1,651,986	155	1,263,512	18.68	20.75	11.1%
Total	727	4,924,836	535	3,896,345	$18.11	$20.52	13.3%	$12.57
(1)Excludes office and ground leases. Comparable space leases on this table are included for second generation retail spaces. Comparable leases represent those leases for which there was a former tenant within the last 12 months.
(2)Comparable renewals exclude leases with terms 24 months or shorter.
(3)Prior rent represents minimum rent, if any, paid by the prior tenant in the final 12 months of the term. All amounts reported at lease execution.
(4)Contractual rent represents contractual minimum rent per square foot for the first 12 months of the lease.
(5)Includes redevelopment costs for tenant-specific landlord work and tenant allowances provided to tenants.

2nd Quarter 2025 Supplemental Financial and Operating Statistics	16

Kite Realty Group
Lease Expirations as of June 30, 2025
(dollars in thousands, except per square foot data)
The following table includes the Company’s operating retail/mixed-use properties and standalone office properties as of June 30, 2025.

Operating Portfolio
		Expiring GLA(2)						Expiring Retail ABR per Sq. Ft.(3)
	Number of Expiring Leases(1)	Shop Tenants	Anchor Tenants	Office Tenants	Expiring ABR (Pro rata)	Expiring Ground Lease ABR (Pro rata)	% of Total ABR (Pro rata)	Shop Tenants	Anchor Tenants	Total

2025	176	366,073	188,579	79,733	$18,159	$1,091	3.0%	$32.60	$20.11	$28.35
2026	496	1,123,486	1,833,687	117,996	63,583	3,689	10.6%	30.86	14.95	21.00
2027	589	1,284,207	2,253,802	133,479	75,928	5,477	12.8%	34.55	14.19	21.58
2028	612	1,311,507	2,589,240	325,926	90,934	6,638	15.4%	36.35	15.00	22.18
2029	585	1,236,333	2,919,517	182,070	91,231	3,581	14.9%	36.09	15.24	21.44
2030	445	1,079,852	2,000,847	124,030	63,652	4,710	10.8%	32.51	13.12	19.92
2031	229	565,079	959,650	196,290	38,406	2,131	6.4%	38.74	13.93	23.13
2032	204	494,522	1,131,795	176,704	36,344	466	5.8%	32.74	14.79	20.25
2033	217	552,019	689,378	108,240	33,040	4,156	5.9%	38.00	15.58	25.55
2034	187	384,400	689,269	86,112	28,906	2,225	4.9%	40.64	17.10	25.53
Beyond	296	619,446	1,684,665	158,900	55,586	4,920	9.5%	37.89	16.76	22.90
	4,036	9,016,924	16,940,429	1,689,480	$595,769	$39,084	100.0%	$35.25	$14.97	$22.02
(1)Lease expirations table reflects rents in place as of June 30, 2025 and does not include option periods; 2025 expirations include 42 month-to-month tenants. This column also excludes ground leases.
(2)Expiring GLA excludes the square footage of structures located on land owned by the Company and ground-leased to tenants.
(3)ABR represents the monthly contractual rent as of June 30, 2025 for each applicable tenant multiplied by 12. Excludes tenant reimbursements and ground lease revenue.

2nd Quarter 2025 Supplemental Financial and Operating Statistics	17

Kite Realty Group
Components of Net Asset Value as of June 30, 2025
(dollars in thousands)

Cash Net Operating Income (“NOI”)		Page	Other Assets(1)		Page

GAAP property NOI (incl. ground lease revenue)	$157,010	6	Cash, cash equivalents and restricted cash	$187,610	3
Lease termination income	(2,725)	6	Tenant and other receivables (net of SLR)	56,247	3
Non-cash revenue adjustments	(4,714)		Prepaid and other assets	96,278	3
Other property-related revenue	(870)	6
Ground lease (“GL”) revenue	(10,450)	6
Consolidated Cash Property NOI (excl. GL)	$138,251

Annualized Consolidated Cash Property NOI (excl. ground leases)	$553,004

Adjustments to Normalize Annualized Cash NOI			Liabilities

Remaining NOI to come online from development and redevelopment projects(2)	$2,750	13	Mortgage and other indebtedness, net	$(3,025,578)	10
Unconsolidated Adjusted EBITDA	22,756		Pro rata adjustment for joint venture debt	(181,064)
Pro forma adjustments(3)	(9,120)	9	Accounts payable and accrued expenses	(180,564)	3
General and administrative expense allocable to property management activities included in property expenses ($4.0 million in Q2)	16,000	6, note 2	Other liabilities	(227,807)	3
Total Adjustments	32,386		Projected remaining under construction development/redevelopment(4)	(63,000)	13

Annualized Normalized Portfolio Cash NOI (excl. ground leases)	$585,390
Annualized ground lease NOI	41,800
Total Annualized Portfolio Cash NOI(5)	$627,190		Common shares and Units outstanding	224,707,781
(1)Excludes construction in progress and entitled land held for development.
(2)Excludes the projected cash NOI and related cost from the future opportunities outlined on page 13.
(3)Pro forma adjustments relate to current quarter GAAP operating income, annualized, for the sale of Fullerton Metrocenter and the sale of a 48% interest in three previously wholly owned properties that were contributed to the newly formed joint venture with GIC in June 2025, as well as the Legacy West Joint Venture’s acquisition of Legacy West in April 2025, both of which joint ventures the Company owns a 52% noncontrolling interest.
(4)Remaining costs on page 13 for the development project.
(5)The above components of net asset value exclude NOI related to tenants that have signed leases but have not yet commenced paying rent as of June 30, 2025.

2nd Quarter 2025 Supplemental Financial and Operating Statistics	18

Kite Realty Group
Non-GAAP Financial Measures
NAREIT Funds from Operations
NAREIT Funds From Operations (“FFO”) is a widely used performance measure for real estate companies and is provided here as a supplemental measure of our operating performance. The Company calculates FFO, a non-GAAP financial measure, in accordance with the best practices described in the April 2002 National Policy Bulletin of the National Association of Real Estate Investment Trusts (“NAREIT”), as restated in 2018. The NAREIT white paper defines FFO as net income (calculated in accordance with GAAP), excluding (i) depreciation and amortization related to real estate, (ii) gains and losses from the sale of certain real estate assets, (iii) gains and losses from change in control, and (iv) impairment write-downs of certain real estate assets and investments in entities when the impairment is directly attributable to decreases in the value of depreciable real estate held by the entity.
Considering the nature of our business as a real estate owner and operator, the Company believes that FFO is helpful to investors in measuring our operational performance because it excludes various items included in net income that do not relate to or are not indicative of our operating performance, such as gains or losses from sales of depreciated property and depreciation and amortization, which can make periodic and peer analyses of operating performance more difficult. FFO (a) should not be considered as an alternative to net income (calculated in accordance with GAAP) for the purpose of measuring our financial performance, (b) is not an alternative to cash flows from operating activities (calculated in accordance with GAAP) as a measure of our liquidity, and (c) is not indicative of funds available to satisfy our cash needs, including our ability to make distributions. The Company’s computation of FFO may not be comparable to FFO reported by other REITs that do not define the term in accordance with the current NAREIT definition or that interpret the current NAREIT definition differently than we do. A reconciliation of net income (calculated in accordance with GAAP) to FFO is included elsewhere in this Financial Supplement.
From time to time, the Company may report or provide guidance with respect to “FFO, as adjusted,” which removes the impact of certain non-recurring and non-operating transactions or other items the Company does not consider to be representative of its core operating results including, without limitation, (i) gains or losses associated with the early extinguishment of debt, (ii) gains or losses associated with litigation involving the Company that is not in the normal course of business, (iii) merger and acquisition costs, (iv) the impact on earnings from employee severance, (v) the excess of redemption value over carrying value of preferred stock redemption, and (vi) the impact of prior period bad debt or the collection of accounts receivable previously written off (“prior period collection impact”), which are not otherwise adjusted in the Company’s calculation of FFO.
Core Funds from Operations
Core Funds From Operations (“Core FFO”) is a non-GAAP financial measure of operating performance that modifies FFO for certain non-cash transactions that result in recording income or expense and impact the Company’s period-over-period performance, including (i) amortization of deferred financing costs, (ii) non-cash compensation expense and other, (iii) straight-line rent related to minimum rent and common area maintenance, (iv) market rent amortization income, and (v) amortization of debt discounts, premiums and hedge instruments, and include adjustments related to our pro rata share from unconsolidated joint ventures for these categories as applicable. The Company believes that Core FFO is useful to investors in evaluating the core cash flow-generating operations of the Company by adjusting for items that we do not consider to be part of our core business operations, allowing for comparison of core operating performance of the Company between periods. Core FFO should not be considered as an alternative to net income as an indicator of the Company’s performance or as an alternative to cash flow as a measure of liquidity or the Company’s ability to make distributions. The Company’s computation of Core FFO may differ from the methodology for calculating Core FFO used by other REITs, and therefore, may not be comparable to such other REITs.
Adjusted Funds from Operations
Adjusted Funds From Operations (“AFFO”) is a non-GAAP financial measure of operating performance used by many companies in the real estate industry. AFFO modifies FFO for certain cash and non-cash transactions that are not included in FFO. AFFO should not be considered as an alternative to net income as an indicator of the Company’s performance or as an alternative to cash flow as a measure of liquidity or the Company’s ability to make distributions. Management considers AFFO a useful supplemental measure of the Company’s performance. The Company’s computation of AFFO may differ from the methodology for calculating AFFO used by other REITs, and therefore, may not be comparable to such other REITs. A reconciliation of net income (calculated in accordance with GAAP) to AFFO is included elsewhere in this Financial Supplement.
Net Operating Income, Cash Net Operating Income and Same Property Net Operating Income
The Company uses property net operating income (“NOI”) and cash NOI, which are non-GAAP financial measures, to evaluate the performance of our properties. The Company defines NOI and cash NOI as income from our real estate, including lease termination fees received from tenants, less our property operating expenses. NOI and cash NOI exclude amortization of capitalized tenant improvement costs and leasing commissions and certain corporate-level expenses, including merger and acquisition costs. Cash NOI also excludes other property-related revenue as that activity is recurring but unpredictable in its occurrence, straight-line rent adjustments, and amortization of in-place lease liabilities, net. The Company believes that NOI and cash NOI are helpful to investors as measures of our operating performance because they exclude various items included in net income that do not relate to or are not indicative of our operating performance, such as depreciation and amortization, interest expense, and impairment, if any.

2nd Quarter 2025 Supplemental Financial and Operating Statistics	19

Kite Realty Group
Non-GAAP Financial Measures (continued)
Net Operating Income, Cash Net Operating Income and Same Property Net Operating Income (continued)
The Company also uses same property NOI (“Same Property NOI”), a non-GAAP financial measure, to evaluate the performance of our properties. Same Property NOI is net income excluding properties that have not been owned for the full periods presented. Same Property NOI also excludes (i) net gains from outlot sales, (ii) straight-line rent revenue, (iii) lease termination income in excess of lost rent, (iv) amortization of lease intangibles, and (v) significant prior period expense recoveries and adjustments, if any. When the Company receives payments in excess of any accounts receivable for terminating a lease, Same Property NOI will include such excess payments as monthly rent until the earlier of the expiration of 12 months or the start date of a replacement tenant.
The Company believes that Same Property NOI is helpful to investors as a measure of our operating performance because it includes only the NOI of properties that have been owned for the full periods presented. The Company believes such presentation eliminates disparities in net income due to the acquisition or disposition of properties during the particular periods presented and thus provides a more consistent metric for the comparison of our properties. Same Property NOI includes the results of properties that have been owned for the entire current and prior year reporting periods. Same Property NOI for all periods presented includes 52% of the NOI from the three previously wholly owned properties that were contributed to the newly formed joint venture with GIC in June 2025.
NOI and Same Property NOI should not, however, be considered as an alternative to net income (calculated in accordance with GAAP) as an indicator of our financial performance. The Company’s computation of NOI and Same Property NOI may differ from the methodology used by other REITs and, therefore, may not be comparable to such other REITs.
When evaluating the properties that are included in the Same Property Pool, we have established specific criteria for determining the inclusion of properties acquired or those recently under development. An acquired property is included in the Same Property Pool when there is a full quarter of operations in both years subsequent to the acquisition date. Development and redevelopment properties are included in the Same Property Pool four full quarters after the properties have been transferred to the operating portfolio. A redevelopment property is first excluded from the Same Property Pool when the execution of a redevelopment plan is likely, and we (a) begin recapturing space from tenants or (b) the contemplated plan significantly impacts the operations of the property. For the three and six months ended June 30, 2025, the Same Property Pool excludes the following: (i) properties acquired or placed in service during 2024 and 2025; (ii) The Corner – IN, which was reclassified from active development into our operating portfolio in March 2025; (iii) our active development project at One Loudoun Expansion; (iv) Hamilton Crossing Centre and Edwards Multiplex – Ontario, which were reclassified from our operating portfolio into redevelopment in June 2014 and March 2023, respectively; (v) properties sold or classified as held for sale during 2024 and 2025; and (vi) standalone office properties, including the Carillon medical office building, which was reclassified from active redevelopment into our office portfolio in December 2024.
Earnings Before Interest, Taxes, Depreciation and Amortization (“EBITDA”) and Net Debt to Adjusted EBITDA
The Company defines EBITDA, a non-GAAP financial measure, as net income before interest expense, income tax expense of the taxable REIT subsidiaries, and depreciation and amortization. For informational purposes, the Company also provides Adjusted EBITDA, which it defines as EBITDA less (i) EBITDA from unconsolidated entities, as adjusted, (ii) gains on sales of operating properties or impairment charges, (iii) merger and acquisition costs, (iv) other income and expense, (v) noncontrolling interest Adjusted EBITDA, and (vi) other non-recurring activity or items impacting comparability from period to period. Annualized Adjusted EBITDA is Adjusted EBITDA for the most recent quarter multiplied by four. Net Debt to Adjusted EBITDA is the Company’s share of net debt divided by Annualized Adjusted EBITDA. EBITDA, Adjusted EBITDA, Annualized Adjusted EBITDA and Net Debt to Adjusted EBITDA, as calculated by the Company, are not comparable to EBITDA and EBITDA-related measures reported by other REITs that do not define EBITDA and EBITDA-related measures exactly as we do. EBITDA, Adjusted EBITDA and Annualized Adjusted EBITDA do not represent cash generated from operating activities in accordance with GAAP and should not be considered alternatives to net income as an indicator of performance or as alternatives to cash flows from operating activities as an indicator of liquidity.
Considering the nature of our business as a real estate owner and operator, the Company believes that EBITDA, Adjusted EBITDA and the ratio of Net Debt to Adjusted EBITDA are helpful to investors in measuring our operational performance because they exclude various items included in net income that do not relate to or are not indicative of our operating performance, such as gains or losses from sales of depreciated property and depreciation and amortization, which can make periodic and peer analyses of operating performance more difficult. For informational purposes, the Company also provides Annualized Adjusted EBITDA, adjusted as described above. The Company believes this supplemental information provides a meaningful measure of its operating performance. The Company believes presenting EBITDA and the related measures in this manner allows investors and other interested parties to form a more meaningful assessment of the Company’s operating results.

2nd Quarter 2025 Supplemental Financial and Operating Statistics	20